151 Farmington Avenue Hartford, Conn. 06156	Media Contact: T.J. Crawford 212-457-0583 crawfordt2@aetna.com
Investor Contact: Joe Krocheski 860-273-0896 krocheskij@aetna.com

News Release _________________________________________________________

AETNA REPORTS FIRST-QUARTER 2017 RESULTS

HARTFORD, Conn., May 2, 2017 - Aetna (NYSE: AET) announced a first-quarter 2017 net loss(1) of $381 million, or $1.11 per share, and adjusted earnings(2) of $939 million, or $2.71 per share. Aetna's first-quarter 2017 results reflect a strong start to the year despite costs associated with the termination of the Humana Merger Agreement, which was the primary driver of the first-quarter 2017 net loss.

“Our first quarter performance demonstrates the power of the disciplined execution of Aetna’s strategy,” said Mark T. Bertolini, Aetna chairman and CEO. “This strong start to the year has enabled Aetna to absorb continued pressure from our individual Commercial products while increasing investment in our growth initiatives and raising our full-year 2017 earnings per share projections.”

“Our increased shareholder dividend and accelerated share repurchase announced earlier this year speak to the strength of Aetna’s capital position and commitment to delivering strong returns for shareholders,” said Shawn M. Guertin, Aetna executive vice president and chief financial officer.

(In millions, except per share data)

	First-Quarter 2017			Full-Year 2017
	Revenue	Earnings	EPS	Projected EPS(4)

GAAP	$15,165	$(381)	$(1.11)	$4.48 to $4.68

Non-GAAP (Adjusted)	$15,487	$939	$2.71	$8.80 to $9.00

Medical Membership totaled 22.4 million at March 31, 2017

Aetna presents both GAAP and non-GAAP financial measures in this press release to provide investors with additional information. Effective March 31, 2017, to more clearly differentiate between the GAAP and non-GAAP financial measures used in this press release and Aetna's other disclosures, Aetna changed the naming convention for its non-GAAP financial measures from "operating" measures to "adjusted" measures. The underlying calculations of Aetna's consolidated non-GAAP financial measures did not change. Refer to footnotes (1) through (7) for definitions of non-GAAP financial measures used in this press release and pages 10 through 11 for reconciliations of the most directly comparable GAAP financial measures to non-GAAP financial measures.

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First-Quarter Financial Results at a Glance
	First-Quarter
(Millions, except per common share data)	2017	2016	Change
Total revenue	$15,165	$15,693	(3)%
Adjusted revenue(3)	15,487	15,694	(1)%
Net (loss) income(1)	(381)	737	(152)%
Adjusted earnings(2)	939	821	14%

Per share results:
Net (loss) income(1)	$(1.11)	$2.08	(153)%
Adjusted earnings(2)	2.71	2.32	17%

Weighted average common shares - diluted (GAAP)(5)	343.8	353.8
Adjusted weighted average common shares - diluted (non-GAAP)(5)	346.2	353.8

Total Company Results
Aetna's first-quarter 2017 results include several items that impact comparability with results in prior periods. The impact of these items resulted in a net loss for the period, despite strong overall results in Aetna's underlying businesses, with the exception of Aetna's individual Commercial products. These items include costs associated with the termination of the Humana Merger Agreement and an expense related to estimated future guaranty fund assessments as a result of Penn Treaty being placed in liquidation. In addition, first-quarter 2017 results reflect the temporary suspension of the health insurer fee ("HIF"). Pricing actions designed to recover the HIF and other ACA mandated fees represented approximately 3 percent of Health Care premiums in 2016. Aetna's first-quarter 2017 results also include the impact of reduced participation on the ACA's individual public health insurance exchanges.

•
Net loss(1) was $381 million for first-quarter 2017 compared with net income of $737 million for first-quarter 2016. The net loss during first-quarter 2017 compared with net income during first-quarter 2016 was primarily due to first-quarter 2017 reflecting costs associated with the termination of the Humana Merger Agreement.

•
Adjusted earnings(2) were $939 million for first-quarter 2017 compared with $821 million for first-quarter 2016. The double-digit percentage increase in adjusted earnings during first-quarter 2017 was primarily due to strong performance in Aetna's Health Care segment, despite the continued pressure in Aetna's individual Commercial products described below.

•
Total revenue and adjusted revenue(3) were $15.2 billion and $15.5 billion, respectively, for first-quarter 2017 and both $15.7 billion for first-quarter 2016. The decrease in total revenue and adjusted revenue was primarily due to lower premiums in Aetna's Health Care segment, including lower membership in Aetna's ACA compliant individual and small group products and the temporary suspension of the HIF in 2017, partially offset by higher premium yields in Aetna's Commercial business and membership growth in Aetna's Government business, each in Aetna's Health Care segment. The decrease in total revenue during first-quarter 2017 also was due to a realized capital loss during first-quarter 2017 of $336 million pre-tax due to unamortized cash flow hedge losses being recognized into earnings upon the redemption of certain of Aetna's senior notes.

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•
Total company expense ratio was 25.4 percent and 18.2 percent for the first quarters of 2017 and 2016, respectively. The increase for first-quarter 2017 was primarily due to costs associated with the termination during first-quarter 2017 of the Humana Merger Agreement.

•
Adjusted expense ratio(6) was 16.0 percent and 18.0 percent for the first quarters of 2017 and 2016, respectively. The improvement for first-quarter 2017 was primarily due to the temporary suspension of the HIF in 2017 and the execution of Aetna's expense management initiatives.

•
After-tax net loss margin was 2.5 percent for first-quarter 2017 compared with after-tax net income margin of 4.7 percent for first-quarter 2016. The after-tax net loss margin for first-quarter 2017 compared with after-tax net income margin for first-quarter 2016 was primarily due to costs associated with the termination during first-quarter 2017 of the Humana Merger Agreement.

•
Adjusted pre-tax margin(7) was 10.0 percent and 9.5 percent for the first quarters of 2017 and 2016, respectively. The increase was primarily due to strong performance in Aetna's Health Care segment, despite the continued pressure in Aetna's individual Commercial products described below, that more than offset the negative impact of the temporary suspension of the HIF in 2017.

•
Total debt to consolidated capitalization ratio(8) was 39.8 percent at March 31, 2017 compared with 53.6 percent at December 31, 2016. The total debt to consolidated capitalization ratio at March 31, 2017 reflects the redemption of $10.2 billion aggregate principal amount of the senior notes issued in 2016, $750 million aggregate principal amount of senior notes due in 2020 and the repayment at maturity of $383 million aggregate principal amount of senior notes, each during first-quarter 2017.

•
Effective tax rate was 39.6 percent for first-quarter 2017 compared with 42.7 percent for first-quarter 2016. The decrease in Aetna's effective tax rate for first-quarter 2017 was primarily due to the temporary suspension of the non-deductible HIF in 2017. Because Aetna was in a pre-tax loss position for first-quarter 2017, the decrease was partially offset by the deduction of transaction-related costs during first-quarter 2017.

Health Care Segment Results
Health Care, which provides a full range of insured and self-insured medical, pharmacy, dental and behavioral health products and services, reported:

•
Income before income taxes(1) of $1.2 billion for first-quarter 2017 compared with $1.4 billion for first-quarter 2016. The decrease in income before income taxes was primarily due to first-quarter 2017 reflecting a $231 million pre-tax expense related to estimated future guaranty fund assessments as a result of Penn Treaty being placed in liquidation. The decrease in income before incomes taxes in first-quarter 2017 also reflects the changes in pre-tax adjusted earnings described below.

•
Pre-tax adjusted earnings(2) remained relatively flat at approximately $1.5 billion for first-quarter 2017 and first-quarter 2016, despite the negative impact of the temporary suspension of the HIF in 2017. Aetna's first-quarter 2017 results reflect strong performance across all of Aetna's Health Care businesses, with the exception of Aetna's individual Commercial products. During first-quarter 2017, Aetna recorded a $110 million

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premium deficiency reserve that reflects anticipated future losses for the 2017 coverage year in Aetna's individual Commercial products.

•
Total revenue and adjusted revenue(3) were both $14.8 billion for first-quarter 2017 and both $15.0 billion for first-quarter 2016. The decrease in total revenue and adjusted revenue was primarily due to lower membership in Aetna's ACA compliant individual and small group products and the temporary suspension of the HIF in 2017, largely offset by higher premium yields in Aetna's Commercial business and membership growth in Aetna's Government business.

•
Medical membership at March 31, 2017 decreased by 664 thousand compared with December 31, 2016, primarily reflecting declines in Aetna's Commercial Insured products primarily related to Aetna's ACA compliant individual and small group products, partially offset by increases in Aetna's Commercial ASC products.

•	Medical benefit ratios ("MBRs") for first-quarter 2017 and 2016 were as follows:

	First-Quarter
	2017	2016	Change
Commercial	79.4%	77.8%	1.6	pts.
Government	85.3%	83.4%	1.9	pts.
Total Health Care	82.6%	80.5%	2.1	pts.

•
Aetna's first-quarter 2017 Commercial MBR increased over first-quarter 2016 primarily due to the temporary suspension of the HIF in 2017 and higher medical costs in Aetna's individual Commercial products, including a $110 million premium deficiency reserve. The increase was partially offset by improved performance in Aetna's group Commercial Insured products.

•	Aetna's first-quarter 2017 Government MBR increased compared with first-quarter 2016 primarily due to the temporary suspension of the HIF in 2017.

•
In first-quarter 2017, Aetna experienced favorable development of prior years' health care cost estimates in its Commercial, Medicaid and Medicare products, primarily attributable to fourth-quarter 2016 performance.

•
Prior years' health care costs payable estimates developed favorably by $614 million and $627 million during the first quarters of 2017 and 2016, respectively. This development is reported on a basis consistent with the prior years' development reported in the health care costs payable table in Aetna's annual audited financial statements, and does not directly correspond to an increase in 2017 operating results.

•
Days claims payable(8) was 53 days at March 31, 2017, a decrease of four days compared with March 31, 2016 and a sequential decrease of one day compared to December 31, 2016. The year over year decrease was driven by a number of factors, including the operational maturation of new Medicaid contracts, decreased claims processing times and business mix, primarily related to the decline in Aetna's individual Commercial product membership.

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Group Insurance Segment Results
Group Insurance, which includes group life, disability and long-term care products, reported:

•
Income before income taxes(1) of $35 million for first-quarter 2017 compared with $28 million for first-quarter 2016. Pre-tax adjusted earnings(2) were $33 million for first-quarter 2017 compared with $25 million for first-quarter 2016. Income before income taxes and pre-tax adjusted earnings increased primarily due to higher net investment income.

•
Total revenue of $621 million and $612 million for the first quarters of 2017 and 2016, respectively. Adjusted revenue(3) was $619 million and $609 million for the first quarters of 2017 and 2016, respectively. Total revenue and adjusted revenue increased primarily due to higher premiums in Aetna's life and disability products and higher net investment income.

Large Case Pensions Segment Results
Large Case Pensions, which manages a variety of discontinued and other retirement and savings products, primarily for qualified pension plans, reported:

•
Income before income taxes(1) of $4 million for first-quarter 2017 compared with $3 million for first-quarter 2016. Pre-tax adjusted earnings(2) were $4 million for first-quarter 2017 compared with $1 million for first-quarter 2016.

•
Total revenue of $86 million and $67 million for the first-quarters of 2017 and 2016, respectively. Adjusted revenue(3) was $86 million and $65 million for the first quarters of 2017 and 2016, respectively. Total revenue and adjusted revenue increased primarily due to higher net investment income.

Aetna's conference call to discuss first-quarter 2017 results will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio webcast available on Aetna's Investor Information website at www.aetna.com/investor. Financial, statistical and other information, including GAAP reconciliations, related to the conference call also will be available on Aetna's Investor Information website.
The conference call also can be accessed by dialing 1-877-709-8150, or +1-201-689-8354 for international callers. The company suggests participants dial in approximately 10 minutes before the call. No access code is required. Individuals who dial in will be asked to identify themselves and their affiliations.
A replay of the call may be accessed through Aetna's Investor Information website at www.aetna.com/investor or by dialing 1-877-660-6853, or +1-201-612-7415 for international callers. The replay conference ID is 13659506. Telephone replays will be available until 11 p.m. ET on May 16, 2017.

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About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving an estimated 44.9 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services, workers' compensation administrative services and health information technology products and services. Aetna's customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

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Condensed Consolidated Balance Sheets
(Unaudited)

(Millions)	At March 31, 2017	At December 31, 2016
Assets:
Cash and short-term investments	$6,956	$21,042
Accounts receivable, net	5,112	4,580
Other current assets	2,950	2,827
Total current assets	15,018	28,449
Long-term investments	21,922	21,833
Other long-term assets	19,411	18,864
Total assets	$56,351	$69,146

Liabilities and shareholders’ equity:
Health care costs payable	$6,432	$6,558
Current portion of long-term debt	1,249	1,634
Other current liabilities	11,867	10,502
Total current liabilities	19,548	18,694
Long-term debt, less current portion	8,174	19,027
Other long-term liabilities	14,291	13,482
Total Aetna shareholders' equity	14,261	17,881
Non-controlling interests	77	62
Total liabilities and equity	$56,351	$69,146

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Consolidated Statements of Income
(Unaudited)
	For the Three Months
	Ended March 31,
(Millions)	2017	2016
Revenue:
Health care premiums	$13,219	$13,469
Other premiums	544	540
Fees and other revenue	1,475	1,467
Net investment income	260	218
Net realized capital losses	(333)	(1)
Total revenue	15,165	15,693

Benefits and expenses:
Health care costs	10,916	10,848
Current and future benefits	545	529
Operating expenses:
Selling expenses	421	421
General and administrative expenses	3,432	2,442
Total operating expenses	3,853	2,863
Interest expense	173	102
Amortization of other acquired intangible assets	60	62
Loss on early extinguishment of long-term debt	246	—
Total benefits and expenses	15,793	14,404

(Loss) income before income taxes	(628)	1,289
Income tax (benefit) expense	(249)	551
Net (loss) income including non-controlling interests	(379)	738
Less: Net income attributable to non-controlling interests	2	1
Net (loss) income attributable to Aetna	$(381)	$737

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Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended
	March 31,
(Millions)	2017	2016
Cash flows from operating activities:
Net (loss) income including non-controlling interests	$(379)	$738
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital losses	333	1
Depreciation and amortization	160	169
Debt fair value amortization	(7)	(7)
Equity in (earnings) losses of affiliates, net	(38)	15
Stock-based compensation expense	54	54
Amortization of net investment premium	17	21
Loss on early extinguishment of long-term debt	246	—
Changes in assets and liabilities:
Premiums due and other receivables	(477)	(182)
Income taxes	(271)	519
Other assets and other liabilities	(95)	(262)
Health care and insurance liabilities	1,356	725
Net cash provided by operating activities	899	1,791
Cash flows from investing activities:
Proceeds from sales and maturities of investments	2,738	2,938
Cost of investments	(2,723)	(3,060)
Additions to property, equipment and software	(71)	(55)
Net cash used for investing activities	(56)	(177)
Cash flows from financing activities:
Repayment of long-term debt	(11,484)	—
Common shares issued under benefit plans, net	(103)	(79)
Common shares repurchased	(3,300)	—
Dividends paid to shareholders	(88)	(87)
Net payment on interest rate derivatives	—	(206)
Contributions, non-controlling interests	13	—
Net cash used for financing activities	(14,962)	(372)
Net (decrease) increase in cash and cash equivalents	(14,119)	1,242
Cash and cash equivalents, beginning of period	17,996	2,524
Cash and cash equivalents, end of period	$3,877	$3,766

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
(Millions, except per common share data)				For the Three Months Ended March 31, 2017					For the Three Months Ended March 31, 2016
Reconciliation of net (loss) income to adjusted earnings				Total Company	Per Common Share				Total Company	Per Common Share
Net (loss) income(1) (GAAP measure)				$(381)	$(1.11)				$737	$2.08
Loss on early extinguishment of long-term debt				246	0.71				—	—
Penn Treaty-related guaranty fund assessments				231	0.67				—	—
Transaction and integration-related costs				1,212	3.50				66	0.19
Amortization of other acquired intangible assets				60	0.17				62	0.18
Net realized capital losses				333	0.96				1	—
Income tax benefit				(762)	(2.20)				(45)	(0.13)
Dilutive share impact to adjusted earnings(5)				—	0.01				—	—
Adjusted earnings(2)				$939	$2.71				$821	$2.32

Weighted average common shares - diluted (GAAP)(5)					343.8					353.8
Adjusted weighted average common shares - diluted (non-GAAP)(5)					346.2					353.8

	For the Three Months Ended March 31, 2017					For the Three Months Ended March 31, 2016
(Millions)	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(9)	Total Company	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(9)	Total Company
Reconciliation of total revenue to adjusted revenue
Total revenue (GAAP measure)	$14,783	$621	$86	$(325)	$15,165	$15,014	$612	$67	$—	$15,693
Interest income on proceeds of transaction-related debt	—	—	—	(11)	(11)	—	—	—	—	—
Net realized capital (gains) losses	(1)	(2)	—	336	333	6	(3)	(2)	—	1
Adjusted revenue(3) (excludes net realized capital (gains) losses and an other item)	$14,782	$619	$86	$—	$15,487	$15,020	$609	$65	$—	$15,694

Reconciliation of income (loss) before income taxes to pre-tax adjusted earnings
Income (loss) before income taxes (GAAP measure)	$1,188	$35	$5	$(1,856)	$(628)	$1,391	$28	$1	$(131)	$1,289
Less: Income (loss) before income taxes attributable to non-controlling interests (GAAP measure)	2	—	1	—	3	3	—	(2)	—	1
Income (loss) before income taxes attributable to Aetna (GAAP measure)	1,186	35	4	(1,856)	(631)	1,388	28	3	(131)	1,288
Loss on early extinguishment of long-term debt	—	—	—	246	246	—	—	—	—	—
Penn Treaty-related guaranty fund assessments	231	—	—	—	231	—	—	—	—	—
Transaction and integration-related costs	—	—	—	1,212	1,212	—	—	—	66	66
Amortization of other acquired intangible assets	60	—	—	—	60	62	—	—	—	62
Net realized capital (gains) losses	(1)	(2)	—	336	333	6	(3)	(2)	—	1
Pre-tax adjusted earnings (loss)(2)	$1,476	$33	$4	$(62)	$1,451	$1,456	$25	$1	$(65)	$1,417

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Margins and Ratios
		For the Three Months
		Ended March 31,
(Millions)		2017	2016
Reconciliation of (loss) income before income taxes to adjusted earnings before income taxes, excluding interest expense:
(Loss) income before income taxes (GAAP measure)		$(628)	$1,289
Interest expense(10)		88	79
Loss on early extinguishment of long-term debt		246	—
Penn Treaty-related guaranty fund assessments		231	—
Transaction and integration-related costs		1,212	66
Amortization of other acquired intangible assets		60	62
Net realized capital losses		333	1
Adjusted earnings(2) before income taxes, excluding interest expense	(A)	$1,542	$1,497

Reconciliation of net (loss) income to adjusted earnings excluding interest expense, net of tax:
Net (loss) income (1) (GAAP measure)	(B)	$(381)	$737
Interest expense(10)		88	79
Loss on early extinguishment of long-term debt		246	—
Penn Treaty-related guaranty fund assessments		231	—
Transaction and integration-related costs		1,212	66
Amortization of other acquired intangible assets		60	62
Net realized capital losses		333	1
Income tax benefit		(793)	(73)
Adjusted earnings(2) excluding interest expense, net of tax		$996	$872

Reconciliation of total revenue to adjusted revenue:
Total revenue (GAAP measure)	(C)	$15,165	$15,693
Interest income on proceeds of transaction-related debt		(11)	—
Net realized capital losses		333	1
Adjusted revenue(3) (excludes net realized capital losses and an other item)	(D)	$15,487	$15,694

Reconciliation of total operating expenses to adjusted operating expenses:
Total operating expenses (GAAP measure)	(E)	$3,853	$2,863
Penn Treaty-related guaranty fund assessments		(231)	—
Transaction and integration-related costs		(1,138)	(43)
Adjusted operating expenses	(F)	$2,484	$2,820

Net (loss) income and adjusted pre-tax margins:
After-tax net (loss) income margin (GAAP measure)	(B)/(C)	(2.5)%	4.7%
Adjusted pre-tax margin(7)	(A)/(D)	10.0%	9.5%

Expense ratios:
Total company expense ratio (GAAP measure)	(E)/(C)	25.4%	18.2%
Adjusted expense ratio(6)	(F)/(D)	16.0%	18.0%

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Health Care, Group Insurance and Corporate Financing Operating Cash Flow as a Percentage of Net Income
		For the Three Months
		Ended March 31,
(Millions)		2017	2016
Net cash provided by operating activities (GAAP measure)		$899	$1,791
Less: Net cash used for operating activities: Large Case Pensions		(84)	(63)
Net cash provided by operating activities: Health Care, Group Insurance and Corporate Financing	(A)	983	1,854

Net (loss) income(1) (GAAP Measure)		(381)	737
Less: Net income: Large Case Pensions		5	1
Net (loss) income: Health Care, Group Insurance and Corporate Financing	(B)	$(386)	$736

Operating cash flow as a percentage of net income:
Operating cash flow as a percentage of net income (1) (GAAP Measure)	(A)/(B)	N/M *	251.9%

* Not meaningful due to the net loss reported for the three months ended March 31, 2017

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Footnotes

(1) Net income (loss) refers to net income (loss) attributable to Aetna reported in Aetna's Consolidated Statements of Income in accordance with U.S. generally accepted accounting principles ("GAAP"). Income (loss) before income taxes refers to income (loss) before income taxes attributable to Aetna in accordance with GAAP. Unless otherwise indicated, all references in this press release to net income (loss), net income (loss) per share and income (loss) before income taxes exclude amounts attributable to non-controlling interests.

(2) Effective March 31, 2017, to more clearly differentiate between the GAAP and non-GAAP financial measures used in this press release and Aetna's other disclosures, Aetna changed the naming convention for its non-GAAP financial measures from "operating" measures to "adjusted" measures. The underlying calculations of Aetna's consolidated non-GAAP financial measures did not change. Non-GAAP financial measures such as adjusted earnings, adjusted earnings per share, pre-tax adjusted earnings, adjusted operating expenses, adjusted revenue, adjusted expense ratio and adjusted pre-tax margin exclude from the relevant GAAP metrics, as applicable:

•	Amortization of other acquired intangible assets;

•	Net realized capital gains or losses; and

•	Other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

Although the excluded items may recur, management believes the non-GAAP financial measures Aetna discloses, including those described above, provide a more useful comparison of Aetna's underlying business performance from period to period. Prior to March 31, 2017, operating earnings was the measure reported to the chief executive officer for purposes of assessing financial performance and making operating decisions, such as the allocation of resources among Aetna's business segments. Effective March 31, 2017, the chief executive officer assesses consolidated Aetna results based on adjusted earnings and assesses business segment results based on pre-tax adjusted earnings because income taxes are recorded in Aetna's Corporate Financing segment and are not allocated to Aetna's business segments. Also effective March 31, 2017, transaction and integration-related costs were reclassified to Aetna's Corporate Financing segment because they do not reflect Aetna's underlying business performance. The prior period has been restated to reflect this presentation. Non-GAAP financial measures Aetna discloses, including those described above, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because Aetna believes they neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance:

•
In the three months ended March 31, 2017, Aetna incurred losses on the early extinguishment of long-term debt due to (a) the mandatory redemption of $10.2 billion aggregate principal amount of certain of its senior notes issued in June 2016 (collectively, the "SMR Notes") following the termination of the definitive agreement (the "Humana Merger Agreement") to acquire Humana Inc. ("Humana") and (b) the early redemption of $750 million aggregate principal amount of its outstanding senior notes due 2020.

•
In the three months ended March 31, 2017, Aetna recorded an expense for estimated future guaranty fund assessments related to Penn Treaty Network America Insurance Company and one of its subsidiaries (collectively, "Penn Treaty"), which was placed in rehabilitation in 2009 and placed in liquidation in March 2017. This expense does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Aetna incurred transaction and integration-related costs during the three months ended March 31, 2017 and 2016 primarily related to its proposed acquisition of Humana (the "Humana Transaction"). Transaction costs include costs associated with the termination of the Humana Merger Agreement, the termination of Aetna's agreement to sell certain assets to Molina Healthcare, Inc. and advisory, legal and other professional fees which are reflected in Aetna's GAAP Consolidated Statements of Income in general and administrative expenses. Transaction costs also include the negative cost of carry associated with the debt financing that Aetna obtained in June 2016 for the Humana Transaction. Prior to the mandatory redemption of the SMR Notes, the negative cost of carry associated with these senior notes was excluded from adjusted earnings and pre-tax adjusted earnings. The negative cost of carry associated with the $2.8 billion aggregate principal amount of Aetna's senior notes issued in June 2016 that are not subject to mandatory redemption (the "Other 2016 Senior Notes") was excluded from adjusted earnings and pre-tax adjusted earnings through the date of the termination of the Humana Merger Agreement. The components of the negative cost of carry are reflected in Aetna's GAAP Consolidated Statements of Income in interest expense and net investment income. Subsequent to the termination of the Humana Merger Agreement, the interest expense and net investment income associated with the Other 2016 Senior Notes were no longer excluded from adjusted earnings and pre-tax adjusted earnings.

•
Other acquired intangible assets relate to Aetna's acquisition activities and are amortized over their useful lives. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

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•
Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations.

•
The corresponding tax benefit or expense related to the items excluded from adjusted earnings discussed above. The tax benefit or expense was calculated utilizing the appropriate tax rate for each individual item excluded from adjusted earnings.

For a reconciliation of financial measures calculated under GAAP to these items, refer to the tables on pages 10 through 11 of this press release.

(3) Adjusted revenue excludes net realized capital gains and losses and interest income on the proceeds of Aetna's senior notes issued in June 2016 as noted in (2) above. Refer to the tables on pages 10 through 11 of this press release for a reconciliation of total revenue calculated under GAAP to adjusted revenue.

(4) Projected full-year 2017 net income per share and adjusted earnings per share reflect a range of 334 million to 335 million weighted average diluted shares. Projected full-year 2017 adjusted earnings per share exclude from projected full-year 2017 net income per share the loss on early extinguishment of long-term debt, the projected Penn Treaty-related guaranty fund assessments, projected transaction and integration-related costs (including termination costs) primarily related to the Humana Transaction, estimated amortization of other acquired intangible assets, net realized capital gains and losses, other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance and the corresponding income tax benefit or expense related to the items excluded from net income per share discussed above. Amortization of other acquired intangible assets relates to Aetna's acquisition activities. The table below reconciles projected 2017 net income per share to projected 2017 adjusted earnings per share:

Reconciliation of Projected 2017 Net Income Per Share to Projected 2017 Adjusted Earnings Per Share
Projected net income per share (GAAP measure)	$4.48 to $4.68
Loss on early extinguishment of long-term debt	.74
Penn Treaty-related guaranty fund assessments	.69
Transaction and integration-related costs (including termination costs)	3.69
Amortization of other acquired intangible assets	.70
Net realized capital losses	1.00
Income tax benefit	(2.50)
Projected adjusted earnings per share	$8.80 to $9.00

Aetna will experience net realized capital gains or net realized capital losses during the remainder of 2017, however Aetna cannot project the amount of such future gains or losses. Therefore, Aetna has assumed no net realized capital gains or losses after March 31, 2017 for purposes of projecting net income and net income per share. Aetna's annual net realized capital gains or losses ranged from a net realized capital loss of $65 million to a net realized capital gain of $86 million during calendar years 2014 through 2016.

(5) In periods when Aetna reports a net loss attributable to Aetna, in-the-money stock-based compensation awards are excluded from Aetna's calculation of diluted earnings per share ("EPS") because their inclusion would have an anti-dilutive effect. Therefore Aetna excluded from its first-quarter 2017 GAAP net loss per share calculation in-the-money stock-based compensation awards which would have increased Aetna's weighted-average shares used to compute diluted EPS by 2.4 million shares. Aetna reported adjusted earnings for first-quarter 2017. Therefore such 2.4 million shares were included in Aetna's calculation of adjusted EPS for first-quarter 2017 because they had a dilutive effect on Aetna's adjusted EPS.

(6) The adjusted expense ratio excludes net realized capital gains and losses and other items, if any, that are excluded from adjusted revenue or adjusted operating expenses, as noted in (2) above. For a reconciliation of the comparable GAAP measure to this metric for the periods covered by this press release, refer to page 11 of this press release.

(7) In order to provide useful information regarding Aetna's profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna's adjusted pre-tax margin is based on adjusted earnings excluding interest expense and income taxes. Management also uses the adjusted pre-tax margin to assess Aetna's performance, including performance versus competitors.

(8) Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day in each respective quarter. The total debt to consolidated capitalization ratio is calculated by dividing total long-term debt and short-term debt ("Total Debt") by the sum of Total Debt and total Aetna shareholders' equity.

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(9) Aetna's Corporate Financing segment is not a business segment. It is added to Aetna's business segments to reconcile segment reporting to Aetna's consolidated results. The Corporate Financing segment includes interest expense on Aetna's outstanding debt and the financing components of Aetna's pension and other postretirement employee benefit plan expenses (benefits), and, effective March 31, 2017, all transaction and integration-related costs and income taxes. The prior period has been restated to reflect this presentation. As described in (2) above, the adjusted earnings of the Corporate Financing segment exclude other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

(10) Interest expense included in the reconciliation to adjusted earnings before income taxes, excluding interest expense and the reconciliation to adjusted earnings excluding interest expense, net of tax for the three months ended March 31, 2017 and 2016 excludes costs associated with the term loan credit agreement executed in connection with the Humana Transaction. Interest expense for the three months ended March 31, 2017 excludes the negative cost of carry on transaction-related debt incurred in connection with the Humana Transaction. Interest expense for the three months ended March 31, 2016 excludes costs associated with bridge credit agreement executed in connection with the Humana Transaction. These costs are included within transaction and integration-related costs. Refer to (2) above for further discussion.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this press release regarding Aetna that are forward-looking, including Aetna’s projections as to net income per share, adjusted earnings per share, Penn Treaty-related guaranty fund assessments, transaction and integration-related costs, amortization of other acquired intangible assets, the income tax benefit related to items excluded from adjusted earnings, weighted average diluted shares (including the impact of accelerated share repurchase agreements), and future operating results, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: significant disruptions in the market for Aetna's common shares and/or financial markets; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); increased pharmacy costs (including in Aetna’s public health insurance exchange products)); the profitability of Aetna’s individual products, where membership is higher than Aetna previously projected and has had and may continue to have more adverse health status and/or higher medical benefit utilization than Aetna projected; any suspension of the ACA's health insurer fee for 2018; adverse impacts from any failure to raise the U.S. Federal government’s debt ceiling or any sustained U.S. Federal government shut down; and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. As currently enacted, health care reform will continue to significantly impact Aetna’s business operations and financial results, including Aetna’s pricing and medical benefit ratios, and key components of the legislation will continue to be phased in through 2020. Aetna will be required to dedicate material resources and incur material expenses during 2017 to implement health care reform. Significant parts of the legislation, including aspects of nondiscrimination requirements, continue to evolve through the promulgation of regulations and guidance. In addition, pending efforts in the U.S. Congress to repeal, amend, replace or restrict funding for various aspects of health care reform and pending litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform are unknown. Other important risk factors include: adverse changes in federal or state government policies, legislation or regulations (including legislative, judicial or regulatory measures that would affect Aetna’s business model, repeal, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure)); uncertainty related to Aetna’s accruals for the ACA's reinsurance, risk adjustment and risk corridor programs (“3R’s”); uncertainty related to the funding for and final reconciliations with respect to the ACA's risk management and subsidy programs; the implementation of health care reform legislation, collection of ACA fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations (including those relating to minimum medical loss ratio (“MLR”) rebates); the implementation of public health insurance exchanges; the timing and amount of and payment methods for satisfying assessments for Penn Treaty Network America Insurance Company and other insolvent payors under state guaranty fund laws; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from Aetna’s social media activities, data security breaches, other cybersecurity risks or other causes; Aetna’s ability to diversify Aetna’s sources of revenue and earnings (including by developing and expanding Aetna's consumer business and expanding Aetna’s foreign operations), transform Aetna’s business model, develop new products and optimize Aetna’s business platforms; the success of Aetna’s consumer health and services initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership;

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managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, an uncertain economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to Aetna; failure to adequately implement health care reform and/or repeal of or changes in health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to Aetna’s minimum MLR rebate methodology and/or reports, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers, other providers and/or life insurance policies; Aetna’s ability to integrate, simplify, and enhance Aetna’s existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; Aetna’s ability to successfully integrate Aetna’s businesses (including businesses Aetna may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; Aetna’s ability to manage health care and other benefit costs; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or changes to or curtailment or elimination of the Centers for Medicare & Medicaid Services’ ("CMS") star rating bonus payments; Aetna's ability to maintain and/or enhance its CMS star ratings; Aetna’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to Aetna; Aetna’s ability to develop and maintain relationships (including joint ventures or other collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services Aetna offers; Aetna’s ability to demonstrate that Aetna’s products and processes lead to access to quality affordable care by Aetna’s members; Aetna’s ability to maintain its relationships with third-party brokers, consultants and agents who sell its products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; and a downgrade in Aetna’s financial ratings. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2016 Annual Report on Form 10-K (“Aetna’s 2016 Annual Report”), on file with the Securities and Exchange Commission ("SEC"), and Aetna's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 ("Aetna's Quarterly Report"), when filed with the SEC. You should also read Aetna’s 2016 Annual Report and Aetna's Quarterly Report for a discussion of Aetna’s historical results of operations and financial condition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna. Aetna does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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Supplementary Information

Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)
	Health	Group	Large Case	Corporate
(Millions)	Care	Insurance	Pensions	Financing	Total
For the three months ended March 31, 2017
Revenue:
Health care premiums	$13,219	$—	$—	$—	$13,219
Other premiums	—	531	13	—	544
Fees and other revenue	1,448	25	2	—	1,475
Net investment income	115	63	71	11	260
Net realized capital gains (losses)	1	2	—	(336)	(333)
Total revenue	14,783	621	86	(325)	15,165
Benefits and expenses:
Health care costs	10,916	—	—	—	10,916
Current and future benefits	—	467	78	—	545
Operating expenses:
Selling expenses	384	37	—	—	421
General and administrative expenses	2,235	82	3	1,112	3,432
Total operating expenses	2,619	119	3	1,112	3,853
Interest expense	—	—	—	173	173
Amortization of other acquired intangible assets	60	—	—	—	60
Loss on early extinguishment of long-term debt	—	—	—	246	246
Total benefits and expenses	13,595	586	81	1,531	15,793
Income (loss) before income taxes including non-controlling interests	1,188	35	5	(1,856)	(628)
Less: Income before income taxes attributable to non-controlling interests	2	—	1	—	3
Income (loss) before income taxes attributable to Aetna	$1,186	$35	$4	$(1,856)	$(631)

For the three months ended March 31, 2016
Revenue:
Health care premiums	$13,469	$—	$—	$—	$13,469
Other premiums	—	525	15	—	540
Fees and other revenue	1,439	26	2	—	1,467
Net investment income	112	58	48	—	218
Net realized capital (losses) gains	(6)	3	2	—	(1)
Total revenue	15,014	612	67	—	15,693
Benefits and expenses:
Health care costs	10,848	—	—	—	10,848
Current and future benefits	—	466	63	—	529
Operating expenses:
Selling expenses	390	31	—	—	421
General and administrative expenses	2,323	87	3	29	2,442
Total operating expenses	2,713	118	3	29	2,863
Interest expense	—	—	—	102	102
Amortization of other acquired intangible assets	62	—	—	—	62
Total benefits and expenses	13,623	584	66	131	14,404
Income (loss) before income taxes including non-controlling interests	1,391	28	1	(131)	1,289
Less: Income (loss) before income taxes attributable to non-controlling interests	3	—	(2)	—	1
Income (loss) before income taxes attributable to Aetna	$1,388	$28	$3	$(131)	$1,288

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Membership
	March 31, 2017			December 31, 2016			March 31, 2016
(Thousands)	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical Membership:
Commercial	4,557	13,351	17,908	5,457	13,132	18,589	5,792	12,931	18,723
Medicare Advantage	1,443	—	1,443	1,362	—	1,362	1,332	—	1,332
Medicare Supplement	711	—	711	685	—	685	612	—	612
Medicaid	1,570	814	2,384	1,668	806	2,474	1,549	773	2,322
Total Medical Membership	8,281	14,165	22,446	9,172	13,938	23,110	9,285	13,704	22,989

Dental Membership:
Total Dental Membership	5,898	8,116	14,014	6,086	8,386	14,472	5,913	8,392	14,305

Pharmacy Benefit Management Services Membership:
Commercial			8,217			9,400			9,767
Medicare Prescription Drug Plan (stand-alone)			2,064			2,067			1,939
Medicare Advantage Prescription Drug Plan			1,106			953			934
Medicaid			2,817			2,783			2,602
Total Pharmacy Benefit Management Services Membership			14,204			15,203			15,242

Health Care Medical Benefit Ratios
	For the Three Months Ended
	March 31,
(Millions)	2017	2016
Premiums (GAAP measure)
Commercial	$6,109	$6,964
Government	7,110	6,505
Health Care	$13,219	$13,469
Health Care Costs (GAAP measure)
Commercial	$4,848	$5,420
Government	6,068	5,428
Health Care	$10,916	$10,848
Medical Benefit Ratios "MBRs"
Commercial	79.4%	77.8%
Government	85.3%	83.4%
Health Care	82.6%	80.5%

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Roll Forward of Health Care Costs Payable
(Unaudited)
	For the Three Months Ended March 31,
(Millions)	2017	2016
Health care costs payable, beginning of period	$6,558	$6,306
Less: reinsurance recoverables	5	4
Health care costs payable, beginning of period, net	6,553	6,302
Add: Components of incurred health care costs:
Current year	11,420	11,475
Prior years(a)	(614)	(627)
Total incurred health care costs (b)	10,806	10,848

Less: Claims paid
Current year	6,298	5,929
Prior years	4,742	4,398
Total claims paid	11,040	10,327

Health care costs payable, end of period, net	6,319	6,823
Add: premium deficiency reserve	110	—
Add: reinsurance recoverables	3	2
Health care costs payable, end of period	$6,432	$6,825

(a) Negative amounts reported for incurred health care costs related to prior years result from claims being settled for less than originally estimated.
(b) Total incurred health care costs exclude from the table above $110 million related to the premium deficiency reserve recorded during first-quarter 2017 for the 2017 coverage year on Aetna's Individual Commercial products.

Days Claims Payable (Unaudited)
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Days Claims Payable	53	54	57	56	57

Health Care Reform's Reinsurance, Risk Adjustment and Risk Corridor (the “3Rs”)(a) Net Receivable (Payable)
	At March 31, 2017			At December 31, 2016
	(Unaudited)
(Millions)	Reinsurance	Risk Adjustment	Risk Corridor(b)	Reinsurance	Risk Adjustment	Risk Corridor
Current	$166	$(696)	$1	$202	$(690)	$(10)
Long-term	12	(38)	—	—	—	—
Total net receivable (payable)	$178	$(734)	$1	$202	$(690)	$(10)

(a) Aetna participates in certain public health insurance exchanges established pursuant to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (as amended, collectively, “Health Care Reform” or the “ACA”). Under regulations established by the U.S. Department of Health and Human Services (“HHS”), HHS pays Aetna a portion of the premium and a portion of the health care costs for low-income individual Public Exchange members. In addition, HHS administers the 3Rs risk management programs. The ACA’s temporary Reinsurance and Risk Corridor programs expired at the end of 2016.
(b) At March 31, 2017, Aetna estimates that it is entitled to receive a total of $529 million from HHS under the three-year ACA risk corridor program for the 2014 through 2016 program years. At March 31, 2017, Aetna did not record any ACA risk corridor receivables related to the 2016 or 2015 program years or any amount in excess of HHS's announced prorated funding amount for the 2014 program year, because payments from HHS are uncertain.